EXHIBIT 1
                            ARTICLES OF INCORPORATION
                                       OF
                   COMPOSITE U.S. GOVERNMENT SECURITIES, INC.

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned being of legal age and a citizen of the United States of America and the State of Washington, does this day form a corporation under the general laws of the State of Washington, and does hereby make, certify, execute, acknowledge and deliver the following Articles of Incorporation:

                                   ARTICLE I.

                                      NAME

                      The name of the corporation shall be:

                   COMPOSITE U.S. GOVERNMENT SECURITIES, INC.

                                   ARTICLE II.

                                    PURPOSES

     The general nature of the business of this corporation and the objects and purposes proposed to be transacted, promoted and carried on by the corporation are as follows:

     A. To conduct and carry on the business of an investment company, and exercise all powers necessary and appropriate thereto.

     B. To invest and reinvest the property and assets of the corporation in securities of different types and classes, including, obligations issued or guaranteed by any state or federal government, including any agency or instrumentality thereof, obligations of U.S. and foreign banks, commercial paper, repurchase agreements and all other stocks, bonds, notes, debentures, and certificates of interest or participation of any type.

     C. To purchase, retire, redeem, hold, sell, reissue, transfer, and otherwise deal in, shares of its own capital stock; and to apply to such purchase, retirement, or redemption, any funds or property of the corporation, whether capital, capital surplus, earned surplus, or otherwise, as may be permitted by law.

     D. To engage in any lawful act or activity for which corporations may be organized under the general corporation laws of the State of Washington and to conduct and carry on its business in any other states, territories or foreign countries.

                                  ARTICLE III.

                      REGULATION OF THE INTERNAL AFFAIRS OF
                                 THE CORPORATION

A. Preemptive Rights.

     No shareholder of the corporation shall have any prior, preemptive or other preferential right to subscribe to, purchase, or otherwise acquire any share(s) of stock of the corporation, whether now or hereafter authorized, and whenever issued, and the Board of Directors may issue capital stock of the corporation for cash or other lawful consideration without offering the same either in whole or in part to shareholders.

B. Net Asset Value for Sales.

     The Board of Directors from time to time may issue and sell or provide for the issuance and sales of the authorized but unissued shares of the corporation including treasury shares, in accordance with the then applicable provisions of the laws of the State of Washington and the Investment Company Act of 1940 and the rules promulgated thereunder and any applicable regulation adopted by the Board of Governors for the Federal Reserve System. Upon all sales of stock or fractional shares of the corporation, whether upon original issue or from treasury stock, the corporation shall receive not less than the net asset value thereof, as that term may be defined by the provisions of the Investment Company Act of 1940 and the rules promulgated thereunder, in effect at the time of sale.

C. Purchase or Redemption at Net Asset Value.

     Any owner of shares of stock of the corporation desiring to dispose of all or any part thereof may present the same to the corporation by depositing with the corporation the certificate or certificates therefor or a delivery undertaking satisfactory to the corporation, or, as to any unissued but fully paid for shares or fractional shares, other evidence of assignment and transfer of the ownership of stock in the corporation satisfactory to the corporation, and the corporation, to the full extent to which the corporation at the time of purchase may legally do so under the laws of the State of Washington, shall purchase the stock so presented at the net asset value thereof.
     The Board of Directors may delegate any of its powers and duties under this article with respect to appraisal of assets and liabilities and determination of net asset value or with respect to suspension of the determination of net asset value to an officer or officers or agent or agents of the corporation designated from time to time by the Board of Directors, provided that such delegation is not prohibited by the laws of the State of Washington, the Investment Company Act of 1940, and any rules or regulations adopted pursuant thereto, as such laws and rules may be in effect at the time of such delegation.
     The Board of Directors may establish such procedures as may be appropriate providing for the automatic redemption of shares of stock owned by any investor whose total ownership of shares falls below any designated minimum amount.

                                   ARTICLE IV.

                                AUTHORIZED SHARES

     The aggregate number of shares which the corporation shall have authority to issue is ten billion (10,000,000,000) shares of capital stock, and the par value of each such shares shall be $.00001 per share.

                                   ARTICLE V.

                            COMMENCEMENT OF BUSINESS

     The corporation shall not commence business until it shall have received consideration having a value of at least Five Hundred Dollars ($500.00) for the issuance of its shares.

                                   ARTICLE VI.

                         DESIGNATION OF REGISTERED AGENT
                              AND REGISTERED OFFICE

    The registered office of the corporation shall be:

                                   Ninth Floor
                            Seafirst Financial Center
                            Spokane, Washington 99201

     and the registered agent of this corporation shall be Wm. G. Papesh, his address being the same as that of the registered office of this corporation.

                                      VII.

                          INDEMNIFICATION OF DIRECTORS

     The corporation shall have the power to indemnify any directors, officers of former directors or officers of the corporation, or any person who may have served at the corporation's request as a director or officer of another corporation, against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he becomes a party by reason of being or having been such director or officer, to the full extent permitted by the laws of the State of Washington, as such laws at any time may be in force and effect, provided however, that this indemnification provision shall not protect or purport to protect any director or officer of the corporation against any liability to the corporation or to the shareholders to which he otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                      VIII.

                        DESIGNATION OF INVESTMENT ADVISOR
                                 AND DISTRIBUTOR

     The Board of Directors, at any time and from time to time, may enter into a contract for management and advisory services with corporation or firms selected by the Board of Directors, so long as every such contract complies with applicable requirements and restrictions contained in the Bylaws of this corporation and as may be set forth or required by the Investment Company Act of 1940 and rules promulgated thereunder. The Board of Directors further, at any time and from time to time, may enter into a contract with corporations or firms selected by the Board of Directors for the distribution of capital stock of this corporation, or other shareholder or custodial services, so long as every such contract complies with applicable requirements and restrictions contained in the Bylaws of this corporation and as may be set forth or required by the Investment Company Act of 1940 and rules promulgated thereunder. The validity of any such contract shall not be affected by the fact that any director or officer of this corporation shall be a shareholder, director, or officer of such other corporation and any director or officer of this corporation shall not be disqualified from voting upon or executing such contracts, provided that any such interest be disclosed to the directors prior to their action thereon and provided further that a majority of the Board of Directors voting in favor of the action shall have no such interest. Any contract approved or entered into by the directors must conform with any applicable requirements of the Investment Company Act of 1940, and amendments thereto, and any rules promulgated in connection therewith.

                                   ARTICLE IX.

                                    DIRECTORS

     The management of this corporation shall be vested in a Board of Directors, which Board shall not be less than the minimum number required by law and the qualifications, compensation, terms of office, manner of election, time and place of meeting, powers and duties of directors shall be such as are prescribed by the Bylaws of this corporation. The authority to make Bylaws for the corporation is expressly vested in the Board of Directors of this corporation, and said Board may adopt, alter, amend or repeal such Bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Washington and these Articles of Incorporation.
     The names and post office addresses of the directors who shall first manage the affairs of this corporation are as follows:

               Name                               Address

               Leonard H. Aspinwall               Ninth Floor
                                                  Seafirst Financial Center
                                                  Spokane, WA  99201

               Paul J. Chumrau                    112 University Avenue
                                                  Missoula, MT  59801

               Harold W. Coffin                   1200 Washington Trust
                                                  Financial Center
                                                  Spokane, WA  99204

               William E. Folz                    510 E. C Street
                                                  Moscow, ID  83843

               Leonard W. Maxey                   E. 620 High Drive
                                                  Spokane, WA  99203

               Edwin J. McWilliams                524 West Riverside Avenue
                                                  Spokane, WA  99201

               Leland J. Sahlin                   Ninth Floor
                                                  Seafirst Financial Center
                                                  Spokane WA  99201

               Dr. Norman Sheehan                 South 4225 Altamont
                                                  Spokane, WA  99203

               Richard C. Yancey                  46 William Street
                                                  New York, NY  10005

               Helen Hazen Rymond                 N. 1306 Monroe
                                                  Spokane, WA  99201

     Each of said directors shall hold office until the first annual meeting of shareholders of the corporation or until his successor has been elected and qualified in the manner prescribed by law.

                                   ARTICLE X.

                         RESERVATION OF AMENDMENT POWERS

     The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred herein are granted subject to this reservation.
                                   ARTICLE XI.

                                TERM OF EXISTENCE

                 The corporation shall have perpetual existence.


                                  ARTICLE XII.

                                  INCORPORATOR

     WM. G. PAPESH shall be the incorporator of this corporation, whose address is Ninth Floor, Seafirst Financial Center, Spokane, WA 99201.
     IN WITNESS WHEREOF, the incorporator has hereunto set his hand this 4th day of March, 1982.
                                              /s/
                                              -------------------------------
                                              WM. G. PAPESH
                                              Ninth Floor
                                              Seafirst Financial Center
                                              Spokane, WA  99201


    STATE OF WASHINGTON )
                                                   ) ss.
    County of Spokane                )

     I, the undersigned, a Notary Public in and for the above-named County and State, do hereby certify that on the 4 day of March, 1982, personally appeared before me WM. G. PAPESH, to me known to be the individual and incorporator described in and who executed the foregoing instrument, and acknowledged that he signed and sealed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.
     GIVEN under my hand and official seal the day and year last above written.

                                             /s/--------------------------------
                                             Karen H. Smith
                                             Notary Public in and for the State
                                             of Washington, residing at Spokane

                              ARTICLES OF AMENDMENT
                                       OF
                   COMPOSITE U.S. GOVERNMENT SECURITIES, INC.

     Articles of Amendment of Articles of Incorporation of COMPOSITE U.S. GOVERNMENT SECURITIES, INC. are herein executed by said corporation, pursuant to the provisions of Revised Code of Washington 23A.16.040 and 23A.16.050, as follows:

   1.  The name of the corporation is COMPOSITE U.S. GOVERNMENT SECURITIES, INC.

   2. The amendment to the Articles of Incorporation of said corporation is as follows:

     ARTICLE VII shall be amended by adding an additional paragraph to state as follows:

                                   ARTICLE VII

     The corporation shall also, to the full extent permitted by the laws of the State of Washington, have the power to enter into an agreement to advance expenses and litigation costs of any director or former director, without making any determination of the director's good faith, reasonable beliefs, or beliefs with regard to the lawfulness of his or her activity. The indemnification so authorized shall not protect or purport to protect any directors against any liability to the corporation or to the shareholders to which he or she otherwise would be subject by reason of intentional misconduct, knowing violation of law, any violation of RCW 23A.08.450, or in connection with any transaction with respect to which it is finally adjudged that such director personally received a benefit in money, property or services to which that director personally received a benefit in money, property or services to which that director was not legally entitled. The indemnification so authorized shall continue in effect as it relates to all acts or omissions committed while the director held his or her position, notwithstanding his or her subsequent resignation or removal from that position, and the indemnification shall insure to the benefit of the heirs, executors, and administrators of that person of his or her estate.

    3. The date of the adoption of said amendment by the shareholders of said corporation is May 10, 1988.

    4. The number of shares outstanding of said corporation as of the record date of March 31, 1988 is 89,001,314.

    5. The number of shares entitled to vote on said amendment, all of which are capital common stock, was 89,001,314.

    6. The number of shares voted for and against the amendment to Article VII were as follows:

                                For amendment:                     49,093,783
                                Against amendment:                 1,138,004
                                Abstained:                         6,050,787

    DATED:  May 11, 1988

                            COMPOSITE U.S. GOVERNMENT
                                SECURITIES, INC.

                             By  Kientzene M. Felice
                                 Vice President

    STATE OF WASHINGTON )
                                                   : ss.
    County of Spokane                )

     I certify that I know or have satisfactory evidence that Kientzene M. Felice signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it was the Vice President of COMPOSITE U.S. GOVERNMENT SECURITIES, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                                           /s/
    Dated  May 12, 1988                    -------------------------------
                                           Notary Public in and for the State of
                                           Washington, residing at Spokane
                                           My appointment expires 5-29-91

                              ARTICLES OF AMENDMENT
                                       OF
                         COMPOSITE U.S. SECURITIES, INC.

     Articles of Amendment of the Articles of Incorporation of COMPOSITE U.S. GOVERNMENT SECURITIES, INC. (the "Corporation") are herein executed by the Corporation pursuant to the provisions of RCW 23B.10.060 as follows:

    1.  The name of the Corporation is COMPOSITE U.S. GOVERNMENT SECURITIES,
        INC.

    2. The amendment to the Articles of Incorporation of the Corporation is as follows:

     Article IV of the Articles of Incorporation hereby is amended in its entirety to read as set forth below:

                                   ARTICLE IV

                                AUTHORIZED SHARES

     The total number of shares which the Corporation shall have the authority to issue is one billion (1,000,000,000) shares having a par value of $.0001 per share. The shares shall be classified initially into two classes, consisting of six hundred million (600,000,000) shares of Class A Common Stock and four hundred million (400,000,000) shares of Class B Common Stock. The shares of the Corporation's capital stock issued and outstanding at the effective date of the amendment adding this provision are hereby reclassified as "Class A Common Stock."
     The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of any class of the Corporation, including classes established in separate portfolios, by setting, changing, eliminating or designating specific distinctions and preferences, conversion or other rights, powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of such shares.
     Each holder of record of a share of capital stock of the Corporation shall be entitled to one vote for each share registered in such holder's name, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (I) as to any matter with respect to which a separate vote of any class or of any classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class, as the case may be, shall apply in lieu of a general vote of all classes as described above, (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, voting separately or as a single class, then subject to paragraph (iii) below, the shares of all other classes not entitled to a vote of a separate class or of separate classes voting together as a single class vote as a single class, and
(iii) as to any matter which does not affect the interest of a particular class, such class shall not be entitled to any vote and only holders of shares of the one or more affected classes shall be entitled to vote.
     Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends and distributions of income and capital gains with respect to the Class A Common Stock or the Class B Common Stock, and any other class hereafter created may vary among the classes to reflect differing allocations of expenses of the Corporation among the holders of the various classes and any resultant differences among the net asset value of the various classes of Common Stock to such extent and for such purposes as the Board of Directors may deem necessary or appropriate.

    3. The date of the adoption of the amendment by the Corporation is December 21, 1993.

    4.  The amendment was adopted by (check one of the following statements):

    (   ) The incorporators.  Shareholder action was not required.
    (   ) The board of directors.  Shareholder action was not required.
    (X) Duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

    5.  These Articles of Amendment shall be effective upon filing.

    DATE:  February 7, 1994.

                                                COMPOSITE U.S. GOVERNMENT
                                                SECURITIES, INC.
                                             By /s/ ----------------------------
                                                    William G. Papesh, President

    STATE OF WASHINGTON )
                                                   ) ss.
    County of Spokane                )

     I certify that I know or have satisfactory evidence that William G. Papesh is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of COMPOSITE U.S. GOVERNMENT SECURITIES, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated:  February 7, 1994

                              /s/-----------------------------------
                              Name:  Lawrence R. Small
                              Notary Public in and for the State of Washington, residing at Spokane
                              My commission expires:  9/26/95